Exhibit 99.2

NEWS RELEASE

Mitel Reports Third Quarter Fiscal 2013 Financial Results

Completes Refinancing of Credit Facilities

OTTAWA, Ontario – February 28, 2013 (GLOBE NEWSWIRE) – Mitel® (Nasdaq: MITL; TSX: MNW), a leading provider of cloud and premises-based unified communications and collaboration (UCC) solutions, today announced financial results for the third quarter of fiscal 2013 ended January 31, 2013. All financial results are in U.S. dollars.

“We delivered solid revenue and gross margin, each in line with guidance, and non-GAAP operating expenses favorable to guidance in the third quarter,” said Richard McBee, Chief Executive Officer, Mitel. “Also, as previously announced, we entered into new credit facilities, strengthening our financial position and, in the third quarter, signed a letter of intent with a prospective buyer to complete the divestiture of our DataNet/CommSource business unit. We anticipate completing the transaction on March 1, 2013.”

Fiscal Third Quarter 2013 Financial Highlights

•	Adjusted EBITDA from continuing operations for the third quarter of fiscal 2013 was $22.6 million or 15.9%, up from $21.0 million or 14.0% from the prior year quarter.

•	Non-GAAP net income from continuing operations for the third quarter of fiscal 2013 was $12.8 million, or $0.23 per share, up from $12.0 million, or $0.21 per share, in the same period last year.

•

Net income from continuing operations for the third quarter of fiscal 2013 was $5.1 million, or $0.09 per share, diluted, compared to net income from continuing operations of $4.4 million, or $0.08 per share, diluted, in the same period last year.

•	Revenue from continuing operations for the third quarter of fiscal 2013 was $142.0 million, compared to $150.5 million for the third quarter of fiscal 2012.

•	Gross margin from continuing operations was 55.5%, up from 54.4% in the third quarter of fiscal 2012.

•	Cash and cash equivalents as of January 31, 2013 were $100.6 million.

•	Operating cash flows for the third quarter of fiscal 2013 were $17.3 million.

•	Special charges and restructuring costs of $7.3 million were recorded in the third quarter of fiscal 2013.

As in prior periods, due to the previously announced intention to sell or dispose of DataNet/CommSource, the results of the business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the third quarter of fiscal 2013 were $117.9 million, compared to $127.2 million for the third quarter of fiscal 2012. Operating margin was consistent with the prior year’s quarter.

•	Mitel NetSolutions revenues for the third quarter of fiscal 2013 grew 4% to $21.0 million from the same quarter of 2012. Operating margin was consistent with the prior year’s quarter.

“In the fiscal third quarter, we saw continued strength in our gross margin, Adjusted EBITDA and cash flow generation,” said Steve Spooner, Chief Financial Officer, Mitel. “Mitel’s solid operating performance was a key factor in our ability to refinance our credit facilities on favorable terms, providing significant operational flexibility in the years ahead. Our forecast reflects our continued focus to execute on our strategy while remaining cautious in a challenging macroeconomic environment.”

Business Highlights

•	Continued growth of Mitel’s cloud customer base with more than 30,000 new cloud users added in the third quarter, bringing the total installed base to more than 228,000 cloud users.

•

Recognized by Frost & Sullivan with the 2013 North America Award for Product Leadership for pioneering product developments in real-time communications software virtualization, which is a capability critical to enabling customers to migrate their business communications to the cloud.

•

Introduction of Mitel Communications Director 6.0 with enhancements to the user experience, improvements for cloud environments, new features for financial services and education markets, and simplified installation.

Business Outlook

Mitel has set the following financial performance guidance for the fourth quarter of fiscal year 2013 ending April 30, 2013.

•	Revenue from continuing operations is expected to be in the range of $143 to $148 million.

•	Gross margin percentage from continuing operations is expected to be in the range of 55.0 to 56.0 percent.

•

Non-GAAP operating expenses as a percentage of revenue from continuing operations are expected to be in the range of 41.5 to 42.5 percent. Non-GAAP operating expenses include SG&A and R&D expenses but exclude estimated amortization of $5.5 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EST (2:00 p.m. PST) to discuss its financial results for the third quarter ended January 31, 2013. To access the conference call, dial 866-321-8231. Callers outside the U.S. and Canada should dial 416-642-5213. A replay of the conference call will be available through Tuesday, March 5, 2013. To access the replay, please dial 888-203-1112 and enter pass code 6324700. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 6324700. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including adjusted EBITDA, non-GAAP income and non-GAAP operating expenses. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plans; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; our ability to successfully implement our restructuring plans; and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel® (Nasdaq:MITL) (TSX:MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation. All other trademarks are the property of their respective owners.

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Cynthia Hiponia and Alice Kousoum (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	January 31,	April 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$100.6	$78.7
Accounts receivable	115.1	129.0
Sales-type lease receivables	13.8	16.9
Inventories	33.4	28.3
Deferred tax asset	19.9	12.9
Other current assets	32.3	33.8
Assets of component held for sale, current	2.4	3.4

	317.5	303.0
Non-current portion of sales-type lease receivables	19.6	23.6
Deferred tax asset	119.1	117.4
Property and equipment	30.9	21.5
Identifiable intangible assets	61.6	78.5
Goodwill	132.6	132.6
Other non-current assets	7.8	8.7
Assets of component held for sale, non-current	—	1.9

	$689.1	$687.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$112.9	$104.3
Current portion of deferred revenue	31.0	33.3
Current portion of long-term debt	8.5	4.6

	152.4	142.2
Long-term debt	306.2	307.2
Lease recourse liability	4.4	5.7
Long-term portion of deferred revenue	13.7	12.1
Deferred tax liability	26.9	35.9
Pension liability	87.1	75.2
Other non-current liabilities	19.5	19.1

	610.2	597.4
Shareholders’ equity	78.9	89.8

	$689.1	$687.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Revenues	$142.0	$150.5	$426.0	$454.2
Cost of revenues	63.2	68.7	190.1	212.5

Gross margin	78.8	81.8	235.9	241.7

Expenses:
Selling, general and administrative	52.8	55.9	165.1	167.3
Research and development	13.8	14.3	42.2	43.8
Special charges and restructuring costs	7.3	2.8	18.6	16.0
Loss on litigation settlement	0.4	—	1.5	1.0

	74.3	73.0	227.4	228.1

Operating income from continuing operations	4.5	8.8	8.5	13.6
Interest expense	(4.6)	(4.7)	(13.9)	(14.1)
Other income (expense), net	0.3	(0.4)	0.9	(1.0)

Net income (loss) from continuing operations, before income	0.2	3.7	(4.5)	(1.5)
Current income tax recovery (expense)	(5.3)	—	(11.5)	(0.9)
Deferred income tax recovery (expense)	10.2	0.7	17.6	1.8

Net income (loss) from continuing operations	5.1	4.4	1.6	(0.6)
Net income (loss) from discontinued operations	(3.0)	0.2	(3.5)	1.2

Net income (loss)	$2.1	$4.6	$(1.9)	$0.6

Net income (loss) per common share—Basic
From continuing operations	$0.09	$0.09	$0.03	$(0.01)
From discontinued operations	$(0.05)	$—	$(0.07)	$0.02
Net loss per common share—Basic	$0.04	$0.09	$(0.04)	$0.01
Net income (loss) per common share—Diluted
From continuing operations	$0.09	$0.08	$0.03	$(0.01)
From discontinued operations	$(0.05)	$—	$(0.06)	$0.02
Net loss per common share—Diluted	$0.04	$0.08	$(0.03)	$0.01
Weighted-average number of common shares outstanding (in millions):
Basic	53.7	53.6	53.7	53.5
Diluted	56.2	56.1	56.2	53.5

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Cash provided by (used in):
Net cash provided by operating activities	$17.3	$15.4	$37.4	$31.6
Net cash used in investing activities	(2.6)	(5.4)	(10.5)	(11.9)
Net cash used in financing activities	(1.0)	(1.4)	(4.3)	(15.3)
Effect of exchange rate changes on cash balances	(0.5)	(0.6)	(0.7)	(1.4)

Net increase in cash and cash equivalents	13.2	8.0	21.9	3.0
Cash and cash equivalents, beginning of period	87.4	68.9	78.7	73.9

Cash and cash equivalents, end of period	$100.6	$76.9	$100.6	$76.9

Additional information on capital expenditures:
Capital expenditures acquired with cash	2.6	5.4	10.8	11.9
Capital expenditures financed through capital leases	2.0	0.5	7.4	1.2

Total capital expenditures	$4.6	$5.9	$18.2	$13.1

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net income (loss) from continuing operations	$5.1	$4.4	$1.6	$(0.6)
Income tax recovery	(4.9)	(0.7)	(6.1)	(0.9)

Net income (loss) from continuing operations, before income taxes	0.2	3.7	(4.5)	(1.5)
Adjustments:
Foreign exchange loss	—	0.5	0.1	1.5
Special charges and restructuring costs	7.3	2.8	18.6	16.0
Stock-based compensation	1.1	1.1	3.3	3.8
Loss on litigation settlement	0.4	—	1.5	1.0
Amortization of acquisition-related intangibles assets	5.6	5.6	16.8	16.8

Non-GAAP net income from continuing operations, before income taxes	14.6	13.7	35.8	37.6
Non-GAAP tax expense(1)	(1.8)	(1.7)	(4.3)	(4.5)

Non-GAAP net income from continuing operations	12.8	12.0	31.5	33.1
Non-GAAP net income (loss) from discontinued operations	(0.2)	0.4	(1.0)	1.8

Non-GAAP net income	$12.6	$12.4	$30.5	$34.9

Non-GAAP net income (loss) per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.23	$0.21	$0.56	$0.59
Non-GAAP net income (loss) per common share from discontinued operations	$—	$0.01	$(0.02)	$0.03
Non-GAAP net income per common share	$0.23	$0.22	$0.54	$0.62
Weighted-average number of common shares outstanding (in millions):	56.2	56.1	56.2	56.0

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net income (loss)	$2.1	$4.6	$(1.9)	$0.6
Net loss (income) from discontinued operations	3.0	(0.2)	3.5	(1.2)

Net income (loss) from continuing operations	5.1	4.4	1.6	(0.6)
Adjustments:
Interest expense	4.6	4.7	13.9	14.1
Income tax recovery	(4.9)	(0.7)	(6.1)	(0.9)
Amortization and depreciation	9.0	8.2	26.6	24.7
Foreign exchange loss	—	0.5	0.1	1.5
Special charges and restructuring costs	7.3	2.8	18.6	16.0
Stock-based compensation	1.1	1.1	3.3	3.8
Loss on litigation settlement	0.4	—	1.5	1.0

Adjusted EBITDA from continuing operations	22.6	21.0	59.5	59.6
Adjusted EBITDA from discontinued operations(1)	(0.2)	0.4	(1.1)	2.0

Adjusted EBITDA	$22.4	$21.4	$58.4	$61.6

(1)	The reconciliation of net income from discontinued operations to Adjusted EBITDA from discontinued operations for the three and nine months ended January 31, 2012 consists of income tax expense of $ 0.2 and $ 0.8, respectively. The reconciliation of net income from discontinued operations to Adjusted EBITDA from discontinued operations for the three months ended January 31, 2013 consists of special charges and restructuring costs of $1.6, non-cash impairment of goodwill of $1.9 and income tax recovery of ($ 0.7). The reconciliation of net income from discontinued operations to Adjusted EBITDA from discontinued operations for the nine months ended January 31, 2013 consists of special charges and restructuring costs of $1.6, non-cash impairment of goodwill of $1.9 and income tax recovery of ($1.1).

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Revenues
Mitel Communications Solutions	$117.9	$127.2	$354.4	$381.0
NetSolutions	21.0	20.2	62.6	60.6
Other(1)	3.1	3.1	9.0	12.6

Total revenues	$142.0	$150.5	$426.0	$454.2

Segment income
Mitel Communications Solutions	$26.8	$28.8	$77.1	$80.0
NetSolutions	4.6	4.6	14.1	13.9
Other(1)	0.6	—	1.6	2.4

Total segment income	$32.0	$33.4	$92.8	$96.3

(1)	The operations of the DataNet and CommSource are recorded as discontinued operations and therefore are excluded from the periods presented.